EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT








The Board of Directors and Shareholders
Kinnard Investments, Inc.:


We consent to the incorporation by reference in Registration Statements No. 33-39874, No. 33-49720, No. 33-49722, No. 33-67830, No. 33-82102 and No.
333-48991 of Kinnard Investments, Inc. on Form S-8 of our report dated January 27, 1999 on the 1998 and 1997 consolidated financial statements of Kinnard Investments, Inc., appearing in this Annual Report on Form 10-K of Kinnard Investments, Inc. and its subsidiaries for the year ended December 31, 1998.


    /s/   KPMG Peat Marwick LLP

March 19, 1999